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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 24, 2000, accompanying the consolidated financial statements included in the Annual Report of PopMail.com, inc. (formerly Cafe Odyssey, Inc.) on Form 10-KSB for the year ended January 2, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of PopMail.com, inc. on Form S-3 to be filed with the Securities and Exchange Commission on or about June 30, 2000.

                                             /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
June 30, 2000

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